Board of Directors
Advanced Biotherapy, Inc.
Chicago, Illinois

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2007, on the financial statements of Advanced Biotherapy, Inc. as of December 31, 2006 and 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement and the related Prospectus filed with the Securities and Exchange Commission.

Williams & Webster, P.S.
Spokane, Washington

May 23, 2007